UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 2, 2003

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 FOURIER AVENUE FREMONT, CALIFORNIA	94539
(Address of Principal Executive Offices)	(Zip Code)

(510) 657-7400

(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other events.

Filed as an exhibit hereto is the registrant’s press release, dated June 2, 2003, announcing that the registrant has completed an offering of $150 million aggregate principal amount of convertible subordinated notes through an offering to qualified institutional buyers and to certain non-United States citizens.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press Release dated June 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/S/ GRAHAM J. SIDDALL

Graham J. Siddall, Chairman of the Board and Chief Executive Officer

Date: June 2, 2003